Exhibit 99.1

ExamWorks Completes Acquisition of ABI Document Support Services

Atlanta, GA. January 11, 2016 – ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and other related services (“IME services”), today announced the acquisition of ABI Document Support Services Inc. (“ABI”) for an all cash purchase price of $62.0 million. ExamWorks funded the acquisition with cash on hand and borrowings under its existing senior secured revolving credit facility.

ABI is a national provider of record retrieval, document management and electronic summary services to the property and casualty insurance and legal markets headquartered in Redlands, CA. ABI’s virtual platform, including its innovative eSummary Software, provides end-to-end automation and record review customization, streamlining the ordering, scanning, analysis, summarization and retrieval of medical and legal records. ABI provides a full spectrum of services, including custom record retrieval and summary services, discovery management and subpoena preparation services, and large volume and specialized records duplication.

ABI is expected to generate annual revenues of approximately $40 million in 2016.

James K. Price, CEO of ExamWorks, said: “ABI’s unique document management services meet our strategic acquisition requirements to invest in enabling technologies and core capabilities required by our customers. Medical record management is a large, labor intensive and critical part of providing independent medical review services. ABI’s platform and capabilities streamline workflow by delivering complete, accurate and accessible case files. ExamWorks and ABI serve many of the same clients in the insurance industry and often the same point of contact.”

Richard E. Perlman, Executive Chairman, said: "ExamWorks’ vision is predicated on being a full service IME provider. We believe that no other IME company has a platform that compares with our integrated offering, which includes secure online ordering, credentialing, tracking, delivery, document management, software customization and integration. ExamWorks will continue to invest in automating workflow processes and innovators like ABI to accommodate the industry’s increasing demands and volumes. We are pleased to welcome ABI to the ExamWorks family."

Cleary Gull Inc. served as advisor to ABI.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and related services ("IME services"). We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our increasing reliance on national account clients; our ability to secure additional financing; regulation of our industry; our information technology systems and the risk of security and data breaches; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to monitor and retain qualified physicians and other medical providers; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to comply with existing and future regulation; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
Senior Executive Vice President and Chief Financial Officer
investorrelations@examworks.com
404-952-2400